September 22, 2000



Virage Logic Corporation
46501 Landing Parkway
Fremont, California 94538

         Re:      Registration Statement on Form S-8

Ladies and Gentlemen:

     This opinion is furnished to Virage Logic Corporation (the "Company") in connection with the filing of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the proposed sale by the Company of up to 3,499,015 shares (the "Shares") of common stock, par value $0.001 (the Common Stock), issuable by the Company under the Company's 1997 Equity Incentive Plan and the Company's 2000 Employee Stock Purchase Plan (together, the "Plans").

     We have based our opinion upon our review of the following records, documents, instruments and certificates:

     (a) The Second Amended and Restated Certificate of Incorporation of the Company, as amended to date (the "Certificate"), certified by the Delaware Secretary of State as of August 24, 2000, and certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion;

     (b) The Bylaws of the Company (the "Bylaws") certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion;

     (c) records certified to us by an officer of the Company as constituting all records of proceedings and of actions of the Board of Directors and shareholders relating to the adoption of the Plans and the reservation of the Shares for issuance pursuant to the Plan;

     (d)  the Plans; and

     (e) information provided by the Company's transfer agent as to the number of shares of Common Stock outstanding as of September 21, 2000.

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     In connection with this opinion,  we have,  with your consent,  assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the authenticity and conformity to the originals of all records, documents and instruments submitted to us as copies.

     This opinion is limited to the federal laws of the United States of America and the Delaware General Corporation Law, and we disclaim any opinion as to the laws of any other jurisdiction. We further disclaim any opinion as to any statute, rule, regulation, ordinance, order or other promulgation of any regional or local governmental body or as to any related judicial or administrative opinion.

     Our opinion is qualified to the extent that in the event of a stock split, share dividend or other reclassification of the Common Stock effected subsequent to the date hereof, the number of shares of Common Stock issuable under the Plans may be adjusted automatically, as set forth in the terms of the Plans, such that the number of such shares, as so adjusted, may exceed the number of Company's remaining authorized, but unissued shares of Common Stock following such adjustment.

     Based upon the foregoing and our examination of such questions of law as we have deemed necessary or appropriate for the purpose of this opinion, and subject to the assumptions and qualifications expressed herein, it is our opinion that the reservation for issuance of the Shares under the Plans has been duly authorized and upon payment of the purchase price for the Shares and issuance and delivery of the Shares pursuant to the terms of the Plans, the Shares will be validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to, and to the use of this opinion in connection with, the Registration Statement.

     This opinion is rendered to you and to purchasers of the Shares offered by you pursuant to the Plans and is solely for the benefit of you and such purchasers. This opinion may not be relied upon by any other person, firm, corporation or other entity without our prior written consent. We disclaim any obligation to advise you of any change of law that occurs, or any facts of which we become aware, after the date of this opinion.

                                         Very truly yours,

                                         /s/ HELLER EHRMAN WHITE & McAULIFFE LLP